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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Form S-3 Registration Statement of Family Steak Houses of Florida, Inc. of our report dated February 23, 2001, incorporated by reference in the Annual Report on Form 10-K of Family Steak Houses of Florida, Inc. for the year ended January 3, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP



Certified Public Accountants
Jacksonville, Florida
August 6, 2001